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                                                                     EXHIBIT 3.3


                                  ICST, INC.

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION


          In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, the corporation hereby desires to amend and restate its Articles of Incorporation in their entirety as follows:

          1.   Name. The name of the corporation is:
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                     ICST, Inc.

          2.   Address. The address of the corporation's registered office in
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this Commonwealth is:

                     2435 Boulevard of the Generals
                     Valley Forge, PA 19482
                     Montgomery County

          3.   Incorporation. The corporation was incorporated on September 14,
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1992 under the Pennsylvania Business Corporation Law of 1988, as amended.

          4.   Perpetual Existence. The corporation shall have perpetual
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existence.

          5.   Stock. The aggregate number of shares the corporation shall have
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the authority to issue is One Thousand (1,000) shares of common stock.

          6.   Election of Directors. The shareholders of the Corporation shall
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not be entitled to cumulative voting in the election of directors.